Exhibit 99.1

Magnolia Solar to Participate in a Clean Tech CEO Round Table Meeting in Albany, NY

WOBURN, MA and ALBANY, NY- Magnolia Solar Corporation (OTC.BB: MGLT) ("Magnolia Solar") announced that it has been invited to participate in the Tech Valley Energy Forum organized by the College of Nanoscale Science and Engineering's (CNSE) Energy & Environmental Technology Applications Center (E2TAC) on March 31, 2011.

Dr. Ashok K. Sood, President and CEO will participate in the roundtable discussion with other CEO’s and will be one of the expert panelists at the E2TAC Forum on Photovoltaics. Magnolia Solar is working with faculty and scientists at CNSE, where its research and development operation is based, and Rensselaer Polytechnic Institute (RPI), to develop high-efficiency, nanostructure-based thin film solar cells.

Dr. Sood stated, "We are delighted to participate in this important meeting and are committed to growing in the New York Capital Region. We are leveraging the world-class technological and intellectual infrastructure at CNSE's Albany NanoTech Complex for our product development. We believe that events like this are important to develop and promote the use of clean, renewable energies in the United States. Photovoltaic technology is the only truly scalable renewable energy technology. Our close collaborations with CNSE, our excellent relations with the New York State Energy Research and Development Authority (NYSERDA), and ongoing work with nearby universities allow us to capitalize on our innovations and help us expand our business."

Dr. Sood further stated, “Today over two billon people in the world are without electric power. Our vision is that every household on the planet should have access to economical power options. The scalable and distributed solar power solutions which we are developing provide a path to realize this vision. We strongly feel that clean technology is the way of the future. Oil, coal, and nuclear sources today provide bulk of the electricity generation in the US and the rest of the world.  These technologies also raise many environmental concerns that will need to be addressed in the future. The high efficiency solar photovoltaic technology being developed by Magnolia Solar and others will be a significant part of the energy mix for the future of the planet.”

About Magnolia Solar Corporation: Based in Woburn, MA and Albany, NY, Magnolia Solar was founded in 2008 to develop and commercialize revolutionary new thin film solar cell technologies that employ nanostructured materials and designs.  Both higher current and voltage outputs are expected from thin film solar cells that combine Magnolia’s exclusive material structures with advanced optical coatings.  Magnolia’s technology has the ability to capture a larger part of the solar spectrum to produce high efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase the solar cell's efficiency, thereby reducing the cost per watt.  Magnolia Solar technology targets electrical power generation applications, ranging from commercial uses including power for electrical grids, to distributed power applications such as residential lighting and specialized military applications.

For more information, please visit www.MagnoliaSolar.com, or visit us on Facebook, Twitter, You Tube, or LinkedIn.

Forward-Looking Statements: This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

For more information contact:
Hanover Financial Services
Ronald J. Blekicki
info@hanoverfinancialservices.com
303-494-3617